UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2005

LYNX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22570 (Commission File No.)	94-3161073 (IRS Employer Identification No.)

25861 Industrial Blvd.
Hayward, California 94545
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 670-9300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

     On January 7, 2005, Lynx Therapeutics, Inc. (“Lynx”) issued a press release announcing that it had received a Nasdaq Staff Determination letter on January 4, 2005 indicating that its securities are subject to delisting from the Nasdaq SmallCap Market based on Lynx’s failure to hold an annual meeting of stockholders by December 31, 2004 in accordance with Nasdaq Marketplace Rule 4350(e) and solicit proxies and provide proxy statements to Nasdaq in accordance with Nasdaq Marketplace Rule and 4350(g). Lynx intends to request a hearing before a Nasdaq Listing Qualifications Panel to review the Staff’s determination. However, there can be no assurance that the Listing Qualifications Panel will grant Lynx’s request for continued listing.

     A copy of the press release, entitled “Lynx Receives Anticipated Nasdaq Delisting Notice as a Stand-Alone Company; Applies for New Listing Post Lynx/Solexa Transaction,” is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

     See Item 3.01 above.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits:

99.1	Press Release, dated January 7, 2005, entitled “Lynx Receives Anticipated Nasdaq Delisting Notice as a Stand-Alone Company; Applies for New Listing Post Lynx/Solexa Transaction”.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LYNX THERAPEUTICS, INC.
Dated: January 10, 2005	By:	/s/ Mary L. Schramke
		Name:	Mary L. Schramke
		Title:	Acting Chief Executive Officer

EXHIBITS

Exhibit
No.	Description
99.1	Press Release, dated January 7, 2005, entitled “Lynx Receives Anticipated Nasdaq Delisting Notice as a Stand-Alone Company; Applies for New Listing Post Lynx/Solexa Transaction”.